Exhibit 10.12

TSPC, Inc.

Hughes Center, Suite 460

3993 Howard Hughes Parkway

Las Vegas, NV 89109

February 22, 2008

JPMorgan Chase Bank, N.A.

as Administrative Agent

10 South Dearborn, Mail Suite IL1-1729

Chicago, Illinois 60603

J.P. Morgan Securities Inc.

10 South Dearborn, Mail Suite IL1-1729

Chicago, Illinois 60603

Re:          TriMas Receivables Facility Second Amended and Restated Fee Letter

Ladies and Gentlemen:

Reference is hereby made to that certain Receivables Transfer Agreement, dated as of June 6, 2002, as amended as of June 3, 2005, July 5, 2005, December 31, 2007 and February 22, 2008 (as amended, supplemented or otherwise modified and in effect from time to time, the “Receivables Transfer Agreement”), by and among TSPC, Inc., a Nevada corporation (the “Transferor”), TriMas Corporation, a Delaware corporation, individually (the “Parent”), as collection agent (in such capacity, the “Collection Agent”) and TriMas Company, LLC, a Delaware limited liability company (“TriMas LLC”), as guarantor under the Limited Guaranty set forth in Article IX thereto (in such capacity, the “Guarantor”), the several commercial paper conduits identified on Schedule B thereto and their respective permitted successors and assigns (the “CP Conduit Purchasers”), the several financial institutions identified on Schedule B thereto and their respective permitted successors and assigns (the “Committed Purchasers”), the agent bank set forth opposite the name of each CP Conduit Purchaser and Committed Purchaser on Schedule B thereto and its permitted successor and assign (the “Funding Agent” with respect to the CP Conduit Purchasers and Committed Purchasers) and JPMorgan Chase Bank, N.A., f/k/a JPMorgan Chase Bank, as Administrative Agent (in such capacity, the “Administrative Agent”) for the benefit of the CP Conduit Purchasers and the Committed Purchasers.  Capitalized terms used herein and not otherwise defined have the meanings assigned to such terms in the Receivables Transfer Agreement.

In connection with the transactions contemplated by the Receivables Transfer Agreement and the other Transaction Documents, the parties hereto hereby agree as follows:

1.             Program Fee

Upfront Fee - On the date hereof, the Transferor hereby agrees to pay to the Administrative Agent, for the benefit of each Committed Purchaser, a one time fee, in an aggregate amount equal to the product of (a) 0.15%, and (b) the total of the Commitments of the Committed Purchasers.

Used Fee - From the date hereof up to the occurrence of a Termination Date the Transferor hereby agrees to pay to the Administrative Agent, for the benefit of the CP Conduit Purchasers, a used fee for each Settlement Period payable on each Settlement Date (or if such day is not a Business Day, the next succeeding Business Day), in an amount equal to the product of (a) the average daily Net Investment during the related Settlement Period, computed on the basis of the actual number of days elapsed in such Settlement Period in a year of 360 days, and (b) 1.05%.

Unused Fee - From the date hereof up to the occurrence of a Termination Date, the Transferor hereby agrees to pay to the Administrative Agent, for the benefit of the CP Conduit Purchasers or the Committed Purchasers, as applicable, an unused fee for each Settlement Period payable on each Settlement Date (or if such day is not a Business Day, the next succeeding Business Day), in an amount equal to the product of (a) the difference between (i) the average daily Aggregate Commitment and (ii) the average daily Net Investment during the related Settlement Period, computed on the basis of the actual number of days elapsed in such Settlement Period in a year of 360 days, and (b) 0.50%.

2.             Payment or Reimbursement of Miscellaneous Expenses.

The Transferor hereby agrees to pay (or to reimburse the Administrative Agent, any CP Conduit Purchaser, any Committed Purchaser or any Funding Agent if the Administrative Agent, such CP Conduit Purchaser, such Committed Purchaser or such Funding Agent has previously paid) all expenses (including, without limitation, reasonable attorneys’, accountants’, rating agencies’ and other third parties’ fees and expenses, any filing fees and expenses incurred by officers or employees of the Administrative Agent, the CP Conduit Purchasers, the Committed Purchasers and/or the Funding Agents) incurred by or on behalf of the Administrative Agent, the CP Conduit Purchasers, the Committed Purchasers and the Funding Agents.

3.             Miscellaneous.

                (a)  This letter agreement is the Fee Letter specified in the Receivables Transfer Agreement, amends and restates in its entirety that certain Amended and Restated Fee Letter dated July 1, 2005, among the Transferor, the Administrative Agent, J.P. Morgan Securities Inc. and Park Avenue Receivables Company LLC (the “Amended and Restated Fee Letter”), and shall be entitled to all of the rights and the benefits, and subject to all of the limitations and restrictions of, the Receivables Transfer Agreement as is such rights, benefits, limitations and restrictions were set forth herein in their entirety.  Notwithstanding the foregoing, the Used Fee and the Unused Fee as defined in and due and owing under the Amended and Restated Fee Letter for the Settlement Period ending February 29, 2008, shall survive the termination of the Amended and Restated Fee Letter and shall be due and owing hereunder on the March 2008 Settlement Date.

                (b)  This letter agreement may be executed in any number of counterparts, each of which, taken together, shall constitute one and the same agreement.

                (c)  No amendment, modification or waiver of any provision of this letter agreement shall be effective without the written agreement of each of the parties hereto.  Any waiver or consent shall be effective only in the specific instance and for the specified purpose for which given.

                (d)  This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

If you are in agreement with the foregoing, kindly indicate your consent in the space provided below.

TSPC, Inc.
as Transferor

by:	/s/ Robert J. Zalupski
	Name:	Robert J. Zalupski
	Title:	Vice President & Treasurer

Accepted and agreed as of the
date first above written:

JPMorganChase Bank, N.A.,
as Administrative Agent

by:	/s/ Cathleen D. Dettling
	Name:	Cathleen D. Dettling
	Title:	Vice President

J.P. Morgan Securities Inc.

by:	/s/ Sherri Gerner
	Name:	Sherri Gerner
	Title:	Executive Director

Park Avenue Receivables Company LLC

by:	JPMorgan Chase Bank, N.A., its Attorney-In-Fact

by:	/s/ Cathleen D. Dettling
	Name:	Cathleen D. Dettling
	Title:	Vice President

JPMorgan Chase Bank, N.A.,
as Committed Purchaser for Park Avenue Receivables Company LLC

by:	/s/ Cathleen D. Dettling
	Name:	Cathleen D. Dettling
	Title:	Vice President

JPMorgan Chase Bank, N.A.,
as Funding Agent for Park Avenue Receivables Company LLC

by:	/s/ Cathleen D. Dettling
	Name:	Cathleen D. Dettling
	Title:	Vice President